SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 2, 2007

Oshkosh Truck Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

        On February 2, 2007, Oshkosh Truck Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the first quarter ended December 31, 2006 and its revised outlook for fiscal 2007. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

        On February 2, 2007, the Company held a conference call in connection with the Company’s announcement of its earnings for the first quarter ended December 31, 2006 and its revised outlook for fiscal 2007. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s website at www.oshkoshtruckcorporation.com.

        The information, including without limitation all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s web site (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of February 2, 2007. The Company has adopted a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session to be lower than those projections, then the Company will publicly disseminate that fact. The Company’s policy also provides that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above the projections contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session, then the Company does not intend to publicly disseminate that fact. Except as set forth above, the Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly conference call, if at all.

        The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the captions “Accuracy of Assumptions” and “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

        In this Current Report on Form 8-K, “we,” “us,” or “our” refers to Oshkosh Truck Corporation.

ACCURACY OF ASSUMPTIONS

        The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, costs, earnings, capital expenditures, debt levels and cash flows, are based in part on certain assumptions we make, some of which are referred to in, or as part of, the forward-looking statements. Such assumptions include, without limitation, those relating to our ability to integrate JLG Industries, Inc. (“JLG”), Oshkosh Specialty Vehicles and Iowa Mold Tooling Co., Inc. and achieve targeted sales, operating income and synergies for each acquisition; our ability to turn around the Geesink Norba Group and Medtec businesses sufficiently to support their current valuations resulting in no non-cash impairment charges for goodwill; our ability to grow our operating income in certain of our businesses despite anticipated lower industry demand resulting from changes to diesel engine emissions standards effective January 1, 2007; our estimates for the level of concrete placement activity, housing starts, non-residential construction spending and mortgage rates; the performance of the U.S. and European economies generally; our expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; our ability to achieve cost reductions and operating efficiencies, in particular at JLG, McNeilus, the Geesink Norba Group and Medtec; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the Medium Tactical Vehicle Replacement follow-on contract, the Logistics Vehicle System Replacement contract and international defense truck contracts; the expected level and timing of U.S. Department of Defense procurement of replacement parts and services and funding thereof; our estimates for capital expenditures of rental and construction companies for JLG’s products, of municipalities for fire and emergency and refuse products, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with us; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; our estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; our planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; anticipated levels of capital expenditures; our estimates for costs relating to litigation, product warranty, product liability, insurance, stock options and restricted stock awards, personnel and raw materials; our estimates for debt levels, interest rates, working capital needs and effective tax rates; and that we do not complete any further acquisitions in the short term. We cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on our ability to achieve the results that the forward-looking statements contemplate.

RISK FACTORS

Our markets are highly cyclical and a decline in these markets could have a material adverse effect on our operating performance.

        A decline in overall customer demand in our cyclical access equipment, commercial and fire and emergency markets could have a material adverse effect on our operating performance. The access equipment market that JLG operates in is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by residential and non-residential construction spending and by other factors. In addition, JLG’s business is highly seasonal with the majority of its sales occurring in the spring and summer months, which constitute the traditional construction season. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Concrete mixer sales also are highly seasonal with the majority of such sales occurring in the spring and summer months, which constitute the traditional construction season. Domestic and European refuse markets are also highly cyclical and impacted by the strength of the economy generally and municipal tax receipts. Fire and emergency markets are modestly cyclical and are impacted by the economy generally and municipal tax receipts. If these markets face downturns, then there could be a material adverse effect on our net sales, financial condition, profitability and/or cash flows. Furthermore, our commercial business saw an increase in orders in fiscal 2006 as customers pre-purchased truck chassis in anticipation of changes in diesel engine emissions standards effective January 1, 2007, which we believe is likely to result in a reduction in sales beginning in the third quarter of fiscal 2007.

        Additionally, the recent surge in our defense business is due in significant part to demand for defense trucks, replacement parts and services and truck remanufacturing arising from the conflict in Iraq. Events such as this are unplanned, and we cannot predict how long this conflict will last or the demand for our products that will arise out of such an event. Accordingly, we cannot provide any assurance that the increased defense business as a result of this conflict will continue.

We may not be able to successfully integrate the acquisition of JLG, which may have a material adverse impact on our future growth and operating performance.

        Realization of the sales, operating income and synergy targets for the JLG acquisition will require integration of JLG’s sales and marketing, distribution, manufacturing, engineering and administrative organizations. JLG is a complex, global business. The successful integration of JLG will require substantial attention from our management team. The diversion of management attention, as well as any other difficulties we may encounter in the integration process, could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows. We cannot provide any assurance that we will be able to integrate the operations of JLG successfully, that we will be able to realize anticipated synergies from the acquisition or that we will be able to operate the JLG business as profitably as anticipated after the acquisition.

Our high leverage and debt service obligations could increase our vulnerability to general adverse economic and industry conditions and limit our ability to obtain future financing.

        As a result of financing the JLG acquisition, we are highly leveraged. We had approximately $3.3 billion of debt outstanding as of December 31, 2006, and we expect our borrowings to increase over the next three to six months due to seasonal working capital fluctuations before declining to $3.1 to $3.2 billion by September 30, 2007. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Based upon our current level of operations, we believe that cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs. However, we cannot provide any assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under our credit facilities in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs. In addition, our credit facilities contain financial and restrictive covenants that may limit our ability to, among other things, borrow additional funds or take advantage of business opportunities. Our failure to comply with such covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our financial condition, results of operations and debt service capability.

        Our high level of debt and the covenants contained in our credit facilities could have important consequences for our operations, including:

•	Increase our vulnerability to general adverse economic and industry conditions and detract from our ability to withstand successfully a downturn in our highly cyclical markets or the economy generally;

•	Require us to dedicate a substantial portion of our cash flow from operations to required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development and other general corporate activities;

•	Limit our ability to obtain additional financing in the future to fund working capital, capital expenditures and other general corporate requirements;

•	Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

•	Place us at a competitive disadvantage compared to less leveraged competitors; and

•	Make us vulnerable to increases in interest rates because a portion of our debt under our credit facilities may be at variable rates.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

        We are dependent on U.S. and foreign government contracts for a substantial portion of our business. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•	Our business is susceptible to changes in the U.S. defense budget, which may reduce revenues that we expect from our defense business.

•	The U.S. government may not appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive.

•	Most of our government contracts are fixed-price contracts, and our actual costs may exceed our projected costs, which could result in lower profits or net losses under these contracts.

•	We are required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•	Competitions for the award of defense truck contracts are intense, and we cannot provide any assurance that we will be successful in the defense truck procurement competitions in which we participate.

•	Certain of our government contracts could be suspended or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•	Our defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks or late or no payments under such contracts.

•	Our government contracts are subject to audit, which could result in adjustments of our costs and prices under these contracts.

•	Our defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, we must make adjustments to personnel and production resources.

•	We are also currently experiencing difficulties with sourcing sufficient vehicle carcasses to maintain our defense truck remanufacturing schedule, which creates uncertainty for this area of our business in the short-term.

If we are unable to successfully turn around the profitability of our Geesink Norba Group, then we may be required to record a non-cash impairment charge for Geesink Norba Group goodwill.

        During fiscal 2004 and 2005, the Geesink Norba Group operated at a loss due to the weak European economy, declines in selling prices in its markets, operational inefficiencies and increased material, labor and warranty costs related to the launch of a new Geesink-branded rear loader. Although the Geesink Norba Group operated at a profit in fiscal 2006 and we have taken steps to turn around the business of the Geesink Norba Group, including reducing its work force, installing new executive leadership, integrating operations with JLG, implementing lean manufacturing practices, introducing new products and outsourcing components to lower cost manufacturing sites, we cannot provide any assurance that the Geesink Norba Group will continue to operate profitably or that such activities will be successful. In the first quarter of fiscal 2007, slowing demand in the United Kingdom, chassis supply issues in France and some market share losses delayed the Geesink Norba Group turn around, and it is possible that this trend will continue throughout fiscal 2007. In addition, we may incur costs to continue to implement any such turn around beyond our current expectations for such costs. Further, if we are unable to continue to turn around the business of the Geesink Norba Group, then we may be required to record a non-cash impairment charge for Geesink Norba Group goodwill, and there could be other material adverse effects on our net sales, financial condition, profitability and/or cash flows.

If we are unable to successfully introduce or produce the Revolution® composite concrete mixer drum, then the revenues and earnings of our commercial segment may be adversely impacted.

        We have made and will continue to make significant investments in technology and manufacturing facilities relating to the Revolution composite concrete mixer drum product, and we anticipate that this product will contribute to growth in revenues and earnings of our commercial segment. However, we cannot provide any assurance that such growth will result. Without limitation:

•	The Revolution drum is a new product in the concrete placement market that uses new technology, and we cannot provide any assurance that the concrete placement market will broadly accept this product.

•	Even if market demand for the Revolution drum meets our expectations, we may not be able to sustain high volume production of this product at projected costs and on projected delivery schedules, which could result in lower profits or net losses relating to this product.

•	Our plans include taking additional actions and making additional investments to introduce different versions of the Revolution drum and to introduce the product in markets outside the United States, and there will be additional risks associated with these efforts.

•	We cannot provide any assurance that competitors will not offer products in the future that compete with the Revolution drum, which would impact our ability to sell this product at targeted prices.

•	Because the Revolution drum is a new product, we have experienced and may continue to experience higher costs for warranty and other product related claims.

We have expanding international operations, the conduct of which subject us to risks that may have a material adverse effect on our business.

        For the fiscal year ended September 30, 2006, approximately 17.7% of our net sales were attributable to products sold outside of the United States, and JLG had $610.7 million of revenues from outside of the United States in its fiscal year ended July 31, 2006. Expanding international sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates and other risks associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

        The results of operations and financial condition of our subsidiaries that conduct operations in foreign countries are reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, which are stated in U.S. dollars. In addition, we have significant firm orders in backlog that are denominated in Euros, U.K. Pounds Sterling and other currencies and certain agreements with subcontractors denominated in these currencies, which will subject us to foreign currency transaction risk to the extent they are not hedged. Our acquisition of JLG has increased our exposure to foreign currency transaction risk as JLG generates a significant portion of its revenues in foreign currencies, including Euros, U.K. Pounds Sterling and other currencies. We actively strive to hedge these foreign currency transaction risks but cannot provide assurance that we will be successful in doing so. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro and the U.K. Pound Sterling, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods.

Competition in our industries is intense and we may not be able to continue to compete successfully.

        We operate in highly competitive industries. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us and we are facing competitive pricing from new entrants in certain markets. Our products may not continue to compete successfully with the products of competitors, and we may not be able to retain or increase our customer base or to improve or maintain our profit margins on sales to our customers, all of which could adversely affect our net sales, financial condition, profitability and/or cash flows.

We may experience losses in our access equipment segment in excess of our recorded reserves for doubtful accounts, finance and pledged finance receivables, notes receivable and guarantees of indebtedness of others.

        As a result of our acquisition of JLG, we have a portfolio of finance receivables with customers in our access equipment segment and we are a party to agreements whereby we guarantee the indebtedness of customers in our access equipment segment. We evaluate the collectibility of open accounts, finance and pledged finance receivables, notes receivables and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to take action against the equipment that supports the customer’s financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers and past collections experience. The historical loss experience of our finance receivables portfolio is limited, however, and therefore may not be indicative of future losses. We also face a concentration of credit risk. As of December 31, 2006, approximately 98% of our customer notes receivable were due from two customers and approximately 76% of our third party debt guarantee obligations related to three customers. Furthermore, some of these customers are highly leveraged. We may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers’ financial obligations is not realized.

A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies.

        We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors or incur a significant increase in the cost of these parts, materials, components or final assemblies. Such disruptions, terminations or cost increases could delay sales of our vehicles and vehicle bodies and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Truck Corporation Press Release dated February 2, 2007.

(99.2)	Script for conference call held February 2, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: February 2, 2007	By: /s/ Charles L. Szews
Charles L. Szews
Executive Vice President and
Chief Financial Officer

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated February 2, 2007

Exhibit
Number

(99.1)	Oshkosh Truck Corporation Press Release dated February 2, 2007.

(99.2)	Script for conference call held February 2, 2007.